Exhibit 4.2

AMENDED AND RESTATED BYLAWS

OF

METALS USA HOLDINGS CORP.

Incorporated under the Laws of the State of Delaware

These Amended and Restated Bylaws (the “Bylaws”) of Metals USA Holdings Corp., f/k/a Flag Holdings Corporation, a Delaware corporation (the “Corporation”), are effective as of April 5, 2010, and hereby amend and restate the previous bylaws of the Corporation which are hereby deleted in their entirety and replaced with the following:

ARTICLE I

OFFICES AND RECORDS

SECTION 1.1.                          Delaware Office.  The registered office of  the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

SECTION 1.2.                          Other Offices.  The Corporation may have such other offices, either inside or outside the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

SECTION 1.3.                          Books and Records.  The books and records of the Corporation may be kept inside or outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

SECTION 2.1.                          Annual Meeting.  The annual meeting of the stockholders of the Corporation shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors.

SECTION 2.2.                          Special Meeting.  Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Corporation as to dividends, voting or upon liquidation (“Preferred Stock”) with respect to such series of Preferred Stock, special meetings of the stockholders may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”).  Business transacted at special meetings shall be confined to the purposes stated in the Corporation’s notice of the meeting or in any supplemental notice delivered by the Corporation in accordance with Section 2.4 of these Bylaws.

SECTION 2.3.                          Place of Meeting.  The Board of Directors or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual or special meeting of the stockholders.  If no designation is so made, the place of meeting shall be the principal office of the Corporation.

SECTION 2.4.                          Notice of Meeting.  Written or printed notice, stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (except to the extent prohibited by Section 232(e) of the General Corporation Law of the State of Delaware) or by mail, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation.  If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware.  Such further notice shall be given as may be required by law.  Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 7.4 of these Bylaws.  Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

SECTION 2.5.                          Quorum and Adjournment.  Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”) represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.  The Chairman of the Board of Directors or the President may adjourn the meeting from time to time, whether or not there is a quorum.  No notice of the time and place of adjourned meetings need be given except as required by law.  The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.6.                          Proxies.  At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware) by the stockholder, or by his duly authorized attorney-in-fact.

SECTION 2.7.                          Order of Business.

(a)                Annual Meetings of Stockholders.  At any annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting.  For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly made at the annual meeting, by or at the direction of the Board of Directors or (iii) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with these Bylaws.  For nominations of persons for election to the Board of Directors or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (A) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting, (B) be entitled to vote at such annual meeting and (C) comply with the procedures set forth in these Bylaws as to such business or nomination.  The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(b)               Special Meetings of Stockholders.  At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting.  To be properly brought before a special meeting, proposals of business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the special meeting, by or at the direction of the Board of Directors.

Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors or (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (1) is a stockholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (2) is entitled to vote at the meeting and (3) complies with the procedures set forth in Sections 2.8(b) and 2.8(c) of these Bylaws as to such nomination.

(c)                General.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

SECTION 2.8.                          Advance Notice of Stockholder Business and Nominations.

(a)                Annual Meeting of Stockholders.  Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.7(a) of these Bylaws, the stockholder must have given timely notice thereof and timely updates and supplements thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action.

To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.8(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(b)               Special Meetings of Stockholders.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the stockholder’s notice with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.9 of these Bylaws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(c)                Disclosure Requirements.

(i)                 To be in proper form, a stockholder’s notice (whether given pursuant to Section 2.7(a) or 2.7(b) of these Bylaws) to the Secretary must include the following, as applicable.

(A)             As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a stockholder’s notice must set forth:  (1) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (2) (q) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (s) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard of whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (t) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any class or series of shares of the Corporation, (u) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (“Short Interests”), (v) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (w) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (x) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (y) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, and (z) any direct or indirect interest of such stockholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (3) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(B)              If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (A) above, also set forth:  (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration) and (3) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;
(C)              As to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraph (A) above, also set forth:  (1) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(D)             With respect to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraphs (A) and (C) above, also include a completed and signed questionnaire, representation and agreement required by Section 2.9 of these Bylaws.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(ii)               For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)             Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.7 of these Bylaws.  Nothing in this Bylaw shall be deemed to affect any rights (1) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a‑8 under the Exchange Act or (2) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.  Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

SECTION 2.9.      Submission of Questionnaire; Representation and Agreement.  To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.8 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

SECTION 2.10.                      Procedure for Election of Directors; Required Vote.  Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors.  Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

SECTION 2.11.                      Inspectors of Elections; Opening and Closing the Polls.  The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may, but does not need to, include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof.  One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall have the duties prescribed by law.

The Chairman of the meeting shall be appointed by the inspector or inspectors to fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

SECTION 2.12.                      Record Date for Action by Written Consent.  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall request the Board of Directors to fix a record date, which request shall be in proper form and delivered to the

Secretary at the principal executive offices of the Corporation.  To be in proper form, such request must be in writing, shall state the purpose or purposes of the action or actions proposed to be taken by written consent.

The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date.  If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

SECTION 2.13.                      Inspectors of Written Consent.  In the event of the delivery, in the manner provided by Section 2.12 of these Bylaws, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations.  For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 2.12 of these Bylaws represent at least the minimum number of votes that would be necessary to take the corporate action.  Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

SECTION 2.14.                      Effectiveness of Written Consent.  Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with Section 2.12 of these Bylaws, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 2.12 of these Bylaws.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1.                          General Powers.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.  In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

SECTION 3.2.                          Number, Tenure and Qualifications.  Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board.  No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.  Commencing with the date of these Bylaws, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the term of office of the first class to expire at the 2011 annual meeting of stockholders, the term of office of the second class to expire at the 2012 annual meeting of stockholders and the term of office of the third class to expire at the 2013 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified.  At each annual meeting of stockholders, commencing with the 2011 annual meeting, (a) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (b) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

SECTION 3.3.                          Regular Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the Annual Meeting of Stockholders.  The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.4.                          Special Meetings.  Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board or a majority of the Board of Directors then in office.  The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

SECTION 3.5.                          Notice.  Notice of any special meeting of directors shall be given to each director at such person’s business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram, email or facsimile transmission, or orally by telephone.  If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting.  If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company, or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting.  If by email, facsimile transmission, telephone or by hand, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Section 9.1 of these Bylaws.  A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 7.4 of these Bylaws.

SECTION 3.6.                          Action by Consent of Board of Directors.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 3.7.                          Conference Telephone Meetings.  Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.8.                          Quorum.  A majority, which shall include at least one Apollo Representative (as defined below) for so long as there is at least one Apollo Representative on the Board of Directors, of the members of the Whole Board shall constitute a quorum for the transaction of business; provided, however, that if at least one Apollo Representative is on the Board of Directors, then a quorum for a meeting of the Board of Directors must include at least one Apollo Representative unless each Apollo Representative on the Board of Directors provides written or electronic notice to the remaining members of the Board of Directors prior to such meeting waiving his or her right to be included in the quorum at such meeting.  An “Apollo Representative” shall be any officer, director, employee, managing director, consultant or other affiliate of Apollo Management V, L.P. (“Apollo”), or any person on the Board of Directors nominated by Apollo.  If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.  No business may be conducted by the Board of Directors, other than the adjournment of the meeting, where a quorum is not present or is no longer continuing.  The vote of the majority of the directors present at a meeting at which a quorum is present and continuing shall be the act of the Board of Directors unless the Certificate of Incorporation of the Corporation or these Bylaws shall require the vote of a greater number.  This Bylaw may not be amended, modified or repealed without the approval of no less than two-thirds of the Whole Board, including at least one Apollo Representative if there is at least one Apollo Representative on the Board of Directors, or the affirmative vote of no less than two-thirds of the stockholders entitled to vote thereon at an annual or special meeting of stockholders at which such action is proposed.

SECTION 3.9.                          Vacancies.  Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been appointed expires and until such director’s successor shall have been duly elected and qualified.

SECTION 3.10.                      Executive and Other Committees.  The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board of Directors in the management of the business and affairs of the Corporation when the Board is not in session, including without limitation the power to declare dividends, to authorize the issuance of the Corporation’s capital stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, and may, by resolution similarly adopted, designate an Audit Committee, a Compensation Committee, a Nominating/Governance Committee and one or more additional committees.

Each committee, as appropriate, shall consist of two or more directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, other than the Executive Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution.  In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.

A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide.  Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these Bylaws.  The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee.  Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

SECTION 3.11.                      Removal.  Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class.

SECTION 3.12.                      Records.  The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

SECTION 3.13.                      Compensation of Directors.  Directors shall be paid their reasonable and necessary expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof and, as and to the extent authorized by the Board of Directors, a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof and a stated fee as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of standing or other committees of the Board of Directors may be allowed like compensation for attending committee meetings.

ARTICLE IV

OFFICERS

SECTION 4.1.                          Elected Officers.  The elected officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Secretary, a Treasurer, and such other officers (including, without limitation, a Chief Financial Officer) as the Board of Directors from time to time may deem proper.  The Chairman of the Board shall be chosen from among the directors.  Any number of offices may be held by the same person.  All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV.  Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.  The Board of Directors or any committee thereof may from time to time elect, or the Chairman of the Board or President may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation.  Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or such committee or by the Chairman of the Board or President, as the case may be.

SECTION 4.2.                          Election and Term of Office.  The elected officers of the Corporation shall be elected by the Board of Directors.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign.

SECTION 4.3.                          Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board of Directors.

SECTION 4.4.                          President.  The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall be responsible for the general and active management of the business, operations and affairs of the Corporation and shall perform all duties incident to the office of President.  The President shall have such other powers and perform such other duties as may from time to time be assigned to the President by these Bylaws or by the Board of Directors.

SECTION 4.5.             Vice Presidents.  In the absence of the President or in the event of the President’s inability or refusal to act, except as otherwise expressly provided in these Bylaws, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election or appointment) shall perform the duties of the President, and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Each Vice President shall have all such other powers and shall perform all such other duties incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned to such Vice President by these Bylaws or by the Board of Directors or the President.

SECTION 4.6.                          Chief Financial Officer.  The Chief Financial Officer (if any) shall be a Vice President and act in an executive financial capacity.  He shall assist the Chairman of the Board and the President in the general supervision of the Corporation’s financial policies and affairs.

SECTION 4.7.                          Treasurer.  Unless the Board of Directors by resolution otherwise provides, the Treasurer may also serve as the chief accounting officer or the chief financial officer of the Corporation.  The Treasurer shall have custody of, and when proper shall pay out, disburse or otherwise dispose of, all funds and securities of the Corporation which may have come into the hands of the Treasurer; the Treasurer may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositaries as the Board of Directors may designate; the Treasurer shall sign all receipts and vouchers for payments made to the Corporation; the Treasurer shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received or paid or otherwise disposed of by the Treasurer and whenever required by the Board of Directors, the Chairman of the Board or the President shall render statements of such accounts; the Treasurer shall, at all reasonable times, exhibit the Treasurer’s books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours; and the Treasurer shall have all powers and the Treasurer shall perform all duties incident to the office of the Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned to the Treasurer by these Bylaws or by the Board of Directors, the Chairman of the Board or the President.

SECTION 4.8.                          Secretary.  The Secretary shall have the duty to record the proceedings of all meetings of the Board of Directors and all meetings of the stockholders in books to be kept for that purpose; the Secretary shall attend to the giving or serving of all notices of the Corporation; the Secretary shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors, the Chairman of the Board or the President shall authorize and direct; the Secretary shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors, the Chairman of the Board or the President shall direct, all of which shall at all reasonable times be open to the examination of any director, upon application, at the office of the Corporation during business hours; and whenever required by the Board of Directors, the Chairman of the Board or the President shall render statements of such accounts; and the Secretary shall have all powers and shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned to the Secretary by these Bylaws or by the Board of Directors, the Chairman of the Board or the President.

SECTION 4.9.                          Removal.  Any officer elected, or agent appointed, by the Board of Directors may be removed from office with or without cause by the affirmative vote of a majority of the Whole Board.  Any officer or agent appointed by the Chairman of the Board or the President may be removed by him with or without cause.  No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

SECTION 4.10.                      Vacancies.  A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors.  Any vacancy in an office appointed by the Chairman of the Board or the President because of death, resignation, or removal may be filled by the Chairman of the Board or the President.

ARTICLE V

STOCK CERTIFICATES AND TRANSFERS

SECTION 5.1.                          Certificated and Uncertificated Stock; Transfers.  The interest of each stockholder of the Corporation may be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe or be uncertificated.

The shares of the stock of the Corporation shall be transferred on the books of the Corporation, in the case of certificated shares of stock, by the holder thereof in person or by his attorney duly authorized in writing, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; and, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form.  No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Notwithstanding anything to the contrary in these Bylaws, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form.  All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue.  The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form.

SECTION 5.2.                          Lost, Stolen or Destroyed Certificates.  No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or his discretion require.

SECTION 5.3.                          Record Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

SECTION 5.4.                          Transfer and Registry Agents.  The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VI

INDEMNIFICATION

SECTION 6.1.                          Indemnification.

(a)                Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this Bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exists or is brought), a director or officer of the Corporation or is or was at any such time serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (a) of Section 6.3 of these Bylaws, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors.

(b)               To obtain indemnification under this Bylaw, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification.  Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows:  (i) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (ii) if no request is made by the claimant for a determination by Independent Counsel, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant or (C) if a quorum of Disinterested Directors so directs, by a majority vote of the stockholders of the Corporation.  In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the Proceeding for which indemnification is claimed a “Change in Control” as defined in the 2010 Long-term Incentive Plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors.  If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

SECTION 6.2.                          Mandatory Advancement of Expenses.  To the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), each Covered Person shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the Board of Directors, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in connection with any Proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “Undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this Bylaw or otherwise.

SECTION 6.3.                          Claims.

(a)                (i) If a claim for indemnification under this Article VI is not paid in full by the Corporation within thirty (30) days after a written claim pursuant to Section 6.1(b) of these Bylaws has been received by the Corporation, or (ii) if a request for advancement of expenses under this Article VI is not paid in full by the Corporation within twenty (20) days after a statement pursuant to Section 6.2 of these Bylaws and the required Undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim for indemnification or request for advancement of expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action that, under the General Corporation Law of the State of Delaware, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required Undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(b)               If a determination shall have been made pursuant to Section 6.1(b) of these Bylaws that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (a) of this Section 6.3.

(c)                The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (a) of this Section 6.3 that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Bylaw.

SECTION 6.4.                          Contract Rights; Amendment and Repeal; Non-exclusivity of Rights.

(a)        All of the rights conferred in this Article VI, as to indemnification, advancement of expenses and otherwise, shall be contract rights between the Corporation and each Covered Person to whom such rights are extended that vest at the commencement of such Covered Person’s service to or at the request of the Corporation and (i) any amendment or modification of this Article VI that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to any actual or alleged state of facts, occurrence, action or omission occurring prior to the time of such amendment or modification, or Proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission, and (ii) all of such rights shall continue as to any such Covered Person who has ceased to be a director or officer of the Corporation or ceased to serve at the Corporation’s request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such Covered Person’s heirs, executors and administrators.

(b)       All of the rights conferred in this Article VI, as to indemnification, advancement of expenses and otherwise, (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination.

SECTION 6.5.                          Insurance, Other Indemnification and Advancement of Expenses.

(a)                The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.  To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (b) of this Section 6.5, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.

(b)               The Corporation may, to the extent authorized from time to time by the Board of Directors or the President, grant rights to indemnification and rights to advancement of expenses incurred in connection with any Proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.

SECTION 6.6.                          Definitions; Notices.  For purposes of this Bylaw:

(a)                “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(b)               “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Bylaw.

Any notice, request or other communication required or permitted to be given to the Corporation under this Bylaw shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

SECTION 6.7.                          Severability.  If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1.                          Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

SECTION 7.2.                          Dividends.  The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

SECTION 7.3.                          Seal.  The corporate seal shall have enscribed thereon the words “Corporate Seal”, the year of incorporation and around the margin thereof the words “Metals USA Holdings Corp. ‑ Delaware.”

SECTION 7.4.                          Waiver of Notice.  Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

SECTION 7.5.                          Audits.  The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

SECTION 7.6.                          Resignations.  Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the President, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary, or at such later time as is specified therein.  No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

ARTICLE VIII

Contracts, Proxies, Etc.

SECTION 8.1.                          Contracts.  Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct.  Such authority may be general or confined to specific instances as the Board of Directors may determine.  The Chairman of the Board, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation.  Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the President or any Vice President of the Corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

SECTION 8.2.                          Proxies.  Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE IX

AMENDMENTS

SECTION 9.1.                          Amendments.  These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting.

Effective as of 1:20p.m. E.D.T., on April 5, 2010.

/s/ William A. Smith, II_________________
Secretary